Exhibit 16

           LEGG MASON SPECIAL INVESTMENT TRUST, INC. - PRIMARY SHARES
           ----------------------------------------------------------



March 31, 1996 - March 31, 1997 (one year)
-------------------------------
Cumulative Total Return
-----------------------
ERV      =        (26.55 x 1.501715) - (25.09 x 1.424196)  x 1000 + 1000 = 1115.79
                  ---------------------------------------
                            (25.09 x 1.424196)
P        =        1000

C        =        1115.79   -  1  = .115788 =   11.58%
                  -------                       -----
                  1000

Average Annual Return:  Same
----------------------

March 31, 1992 - March 31, 1997 (five years)
-------------------------------
Cumulative Total Return
-----------------------
ERV      =        (26.55  X  1.501715) -  (17.00 x 1.3031884)  x  1000 + 1000 = 1799.68
                  -------------------------------------------
                              (17.00 x 1.3031884)
P        =        1000

C        =        1799.68   -  1  = 0.79968  = 79.97%
                  -------                      -----
                  1000

Average Annual Return:
---------------------
                         1
                        ---
                         5
         (0.79968 + 1)          -  1  = 12.47%
                                        -----


March 31, 1987 - March 31, 1997 (ten years)
-------------------------------
Cumulative Total Return:
-----------------------
ERV = (26.55 x 1.501715) - (12.80 x 1.021371) x 1000 + 1000 = 3049.71
      ---------------------------------------
                (12.80 x 1.021371)
P   =   1000

C   =   3049.71  -  1 = 2.04971 = 204.97%
        -------                   ------
         1000

Average Annual Return:
----------------------
                1/10
   (2.04971 + 1)          -  1  =  11.80%
                                   -----




                    LEGG MASON SPECIAL INVESTMENT TRUST, INC.
                    -----------------------------------------
                       NAVIGATOR SPECIAL INVESTMENT TRUST
                       ----------------------------------

March 31, 1996 - March 31, 1997 (one year)
-------------------------------
Cumulative Total Return
-----------------------
   ERV  = (27.04  x .567796) - (25.26 x .5387879)  x 1000 + 1000 = 1128.10
          ---------------------------------------
                    (25.26 x .5387879)
   P    = 1000

   C    = 1128.10   -  1  = .1281006 = 12.81%
          -------                      -----
           1000

Average Annual Return:  Same
----------------------


December 1, 1994 - March 31, 1996 (life of class)
---------------------------------
Cumulative Total Return:
------------------------
ERV      =        (27.04 x .567796) - (19.11 x .523286) x 1000 + 1000 = 1535.32
                  -------------------------------------
                           (19.11 x .523286)
P        =        1000

C        =        1535.32  -  1 = 0.5353211   = 53.53%
                  -------                       -----
                  1000

Average Annual Return:
----------------------

                 1/2.334246
   (.5353211 + 1)                    -  1 =  20.16%
                                             -----